December 2, 2003

Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Document Control

Re:	 American Depositary
Shares Evidenced by American
Depositary Receipts for
Common Shares of the
par value of 0.50 Euros
each of Coca-Cola
Hellenic Bottling
Company S.A., (Form
F-6 File No. 333-99779)

Dear Sirs:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended,
on behalf of The Bank of New York,
as depositary for securities against
which American Depositary Receipts
are to be issued, we enclose a copy
of the revised prospectus (the
"Prospectus") for Coca-Cola
Hellenic Bottling Company S.A. As
required by Rule 424(e) the cover
page has a reference to Rule
424(b)(3) and to the file number of
the registration statement to which
the prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F-6
Registration Statement, the
Prospectus consists of the ADR
certificate for Coca-Cola Hellenic
Bottling Company S.A.

Due to the par value change of Coca-
Cola Hellenic Bottling Company
S.A., the Prospectus has been revised
to reflect the new par value which
states that:

"EFFECTIVE DECEMBER 1,
2003 COCA-COLA HELLENIC
BOTTLING COMPANY S.A. HAS
CHANGED THE PAR VALUE OF
ITS ORDINARY SHARES FROM
2.50 EUROS EACH TO 0.50
EUROS EACH."

Please contact me with any questions
or comments on 212-815-3503.

/s/SLAWEK SOLTOWSKI
Slawek Soltowski
Assistant Vice President

Encl.

cc:	Paul Dudek, Esq.
	(Office of International
Corporate Finance)